                                                                     EXHIBIT 1.1


                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of November 16, 2004, by and among Vector Group Ltd., a Delaware corporation, with headquarters located at 100 S.E. Second Street, Miami, Florida 33131 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. Each of the Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

         B. The Company has authorized the issuance of 5% Variable Interest Senior Convertible Notes Due 2011 (the "NOTES"), which Notes shall be convertible into the Company's common stock, par value $.10 per share (the "COMMON STOCK"), and shall be issued pursuant to and by the provisions of an Indenture dated as of the Closing Date (as defined below) between the Company and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), in substantially the form attached hereto as Exhibit A (the "INDENTURE").

         C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes, in substantially the form attached hereto as Exhibit B (as amended or modified from time to time, collectively, the "INITIAL NOTES"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $65,500,000) (as converted, collectively, the "INITIAL CONVERSION SHARES"), and (ii) a right, in substantially the form attached hereto as Exhibit C (the "ADDITIONAL INVESTMENT RIGHTS"), to acquire up to that principal amount of additional Notes (which aggregate amount for all Buyers shall be $16,375,000), in substantially the form attached hereto as Exhibit D (as amended or modified from time to time, collectively, the "ADDITIONAL NOTES" and together with the Initial Notes and any senior convertible notes issued in replacement of the Initial Notes or the Additional Notes in accordance with the terms thereof, the "NOTES") to be issued pursuant to the provisions of the Indenture, set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (such Additional Notes as converted, the "ADDITIONAL CONVERSION SHARES" and together with the Initial Conversion Shares, the "CONVERSION SHARES").

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E (as amended or modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Notes and the Conversion Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         E. The Notes, the Conversion Shares and the Additional Investment Rights collectively are referred to herein as the "SECURITIES".

         NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF NOTES AND ADDITIONAL INVESTMENT RIGHTS.

               (a) Purchase of Notes and Additional Investment Rights.

                        (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Initial Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, and (y) Additional Investment Rights to acquire up to that principal amount of Additional Notes as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "CLOSING"). The principal amount of Additional Notes that may be sold to each Buyer shall be the principal amount that bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the principal amount of Initial Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers bears to the aggregate principal amount of the Initial Notes.

                        (ii) Closing. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City Time, on November 18, 2004 (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                        (iii) Purchase Price. The aggregate purchase price for the Notes and the Additional Investment Rights to be purchased by each Buyer at the Closing (the "PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (5) of the Schedule of Buyers. Each Buyer shall pay $1.00 for each unit comprised of $1.00 of principal amount of Initial Notes and related Additional Investment Rights to be purchased by such Buyer at the Closing.

               (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Initial Notes and the Additional Investment Rights to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver or caused to be delivered to each Buyer (A) the Initial Notes (for the account of such Buyer as such Buyer shall instruct) which such Buyer is then purchasing, and (B) the Additional Investment Rights (in the amounts as such Buyer shall request so long as the aggregate principal amount of Additional Notes which may be purchased pursuant to the Additional Investment Rights does not exceed $16,375,000) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

         2. BUYERS' REPRESENTATIONS AND WARRANTIES.

               Each Buyer represents and warrants with respect to only itself that as of the date hereof and as of the Closing Date:

               (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Additional Investment Rights, (ii) upon exercise of the Additional Investment Rights, will acquire the Additional Notes issuable upon exercise of the Additional Investment Rights, and (iii) upon conversion of the Notes, will acquire the Conversion Shares issuable upon conversion of the Notes, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR") and a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "QIB").

               (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

               (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

               (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (f) Validity; Enforcement. Such Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

               (g) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder or under the Registration Rights Agreement.

               (h) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants to each of the Buyers that as of the date hereof and the Closing Date, provided that as used in this Section 3, knowledge shall mean the actual knowledge of the executive officers of the
Company:

               (a) Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest that exceeds 50% of the aggregate outstanding equity or similar interests of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their material properties and to carry on their business as now being conducted in all material respects. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of the Company and its

Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents taken as a whole or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on
Schedule 3(a).

               (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture, the Notes, the Additional Investment Rights, the Registration Rights Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Additional Investment Rights, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, have been duly authorized by the Company's Board of Directors and (other than the filing with the SEC of one or more Registration Statements as may be required by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement and such filings as may be required by The New York Stock Exchange Inc. (the "PRINCIPAL MARKET") with respect to the transactions contemplated hereby) no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents being delivered of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. As of the date of issuance of any Additional Notes, such Additional Notes shall have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditor's rights and remedies.

               (c) Issuance of Securities. The Notes and the Additional Investment Rights are duly authorized and upon issuance, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance, free of pre-emptive rights, and sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Shares upon conversion of all of the Notes (including the Additional Notes). Upon conversion in accordance with the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the truthfulness of each Buyer's representations and warranties under
Section 2 hereof, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

               (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Additional Investment Rights and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(u)) or the Bylaws (as defined in Section 3(u)), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) (so long as the Company obtains all consents, authorizations and orders and makes all filings and registrations specified in Section 3(e) below) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), such conflicts, defaults, rights, or violations that would not reasonably be expected to have a Material Adverse Effect.

               (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, other than as may be required by federal and state securities laws and rules and regulations of the Principal Market with respect to the Company's obligations under the Registration Rights Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain or make pursuant to the preceding sentence have been obtained or made on or prior to the Closing Date.

               (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

               (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company acknowledges that it has engaged Jefferies & Company, Inc. as placement agent (the "AGENT") in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent (other than legal counsel) in connection with the sale of the Securities.

               (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

               (i) Form S-3 Eligibility. The Company is eligible to register the Notes and the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

               (j) Rule 144A. The Notes satisfy the requirements set forth in Rule l44A(d)(3) under the 1933 Act.

               (k) Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Buyers contained in Section 2 hereof and their compliance with the agreements set forth herein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 ACT").

               (l) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

               (m) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives copies of the SEC Documents filed by the Company during such period not available on the EDGAR system. As of their respective dates, the SEC Documents, as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the

Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (n) Absence of Certain Changes. Except as disclosed in Schedule 3(n), since December 31, 2003, (i) there has been no change or development that has had a Material Adverse Effect, (ii) the Company has not declared or paid any dividends, (iii) the Company has not sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business or
(iv) the Company has not made had capital expenditures, individually or in the aggregate, in excess of $5,000,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(n), "INSOLVENT" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(v)),
(ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

               (o) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

               (p) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of (x) any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively or (y) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except in either of the foregoing cases, for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market which would reasonably be expected to lead to delisting or suspension of the Common Stock by the Principal Market. Since December 31, 2003, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) no executive officer of the Company has received any communication, written or oral, from the SEC or the Principal Market threatening the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

               (q) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

               (r) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time, and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

               (s) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

               (t) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and other than the transactions disclosed on Schedule 3(t), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which is required by the rules and regulations of the SEC under the 1934 Act to be so disclosed in the SEC Documents.

               (u) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, $.10 par value per share. As of September 30, 2004, there were approximately 41,734,407 shares of Common Stock issued and outstanding, approximately 9,127,139 shares of Common Stock reserved for issuance pursuant to the Company's stock option and purchase plans, and approximately 5,287,310 shares of Common Stock reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, shares of Common stock. There were no shares of preferred stock outstanding as of September 30, 2004. Except as disclosed in Schedule 3(u): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) other than pursuant to the Company's stock option and purchase plans, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (iv) there are no outstanding equity securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem an equity security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS").

               (v) Indebtedness and Other Contracts. All Indebtedness of the Company and each of its Significant Subsidiary is disclosed in Schedule 3(v). For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

               (w) Absence of Litigation. Except as set forth in Schedule 3(w), there is no action, suit or proceeding before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such that would reasonably be expected to have a Material Adverse Effect. Any and all litigation matters disclosed in the SEC Documents sets forth all litigation matters which need to be disclosed in such SEC Documents.

               (x) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Subsidiary believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

               (y) Employee Relations. (i) The Company and its Subsidiaries believe that their relations with their employees are satisfactory. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company in the foreseeable future or otherwise terminate such officer's employment with the Company in the foreseeable future. No labor dispute with the employees of the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, imminent that would reasonably be expected to have a Material Adverse Effect.

                        (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (z) Title. The Company and its Subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as (a) is described in Schedule 3(z) or arise from indebtedness reflected therein or (b) do not materially affect the value of such property and do not interfere with the use made of such property by the Company and any of its Subsidiaries in a manner that would reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its Subsidiaries and material to the business of the Company and its Subsidiaries taken as a whole are, with respect to the Company and its Subsidiaries, in full force and effect, with such exceptions as do not materially interfere with the use made of such property and buildings by the Company and its Subsidiaries.

               (aa) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted and which failure to so have would reasonably be expected to have a Material Adverse Effect. None of the Company's or the Subsidiaries' Intellectual Property Rights necessary to conduct their respective businesses as now conducted have expired or terminated, or are expected to expire or terminate, within two years from the date of this Agreement, except where the expiraton or termination would not reasonably be expected to have a Material Adverse Effect. The Company has not received written notice and has no knowledge of any infringement by the Company or its Subsidiaries on the Intellectual Property Rights of other Persons. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, by or against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(bb) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, or releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, injunctions, judgments, licenses, orders, permits, or regulations issued, entered, promulgated or approved thereunder.

               (cc) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for the periods to which such returns, reports or declarations apply. Except as disclosed in Schedule 3(cc), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

               (dd) Ranking of Notes. No Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of interest or upon liquidation or dissolution or otherwise.

               (ee) Independent Accountants. PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of the Company as of December 31, 2003, are independent public accountants within the meaning of the 1933 Act;

               (ff) Investment Company. Neither the Company nor its Subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become required to register as an "investment company" or an entity "controlled" by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

               (gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has within the preceding 12 months, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

               (hh) Disclosure. The Company confirms that, after giving effect to the 8-K Filing (as defined below), neither it nor, to its knowledge, any officer, director or agent of the Company has provided any of the Buyers or their respective agents or counsel with any information that constitutes in the Company's reasonable determination material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All written disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company, taken as a whole, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

         4. COVENANTS.

               (a) Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

               (b) Intentionally Omitted.

               (c) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the (i) repayment of certain outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) general corporate purposes, and shall not use the proceeds for the redemption or repurchase of any of its equity securities.

               (d) Financial Information. For so long as any Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to each Buyer and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act (or any successor thereto).

               (e) Listing. The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.

               (f) Fees and Expenses.

                        (i) The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) payable with respect to the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall hold each Buyer harmless against, any liability, loss or reasonable expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising from any claim in respect of any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

                        (ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee (B) in connection with the admission for trading of the Notes on any securities exchange or inter-dealer quotation system (as well as in connection with the admission of the Notes for trading in the

Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") system of the National Association of Securities Dealers, Inc. ("NASD") or any appropriate market system), (C) related to any filing with the Principal Market and (D) in connection with satisfying its obligations under Section 4(e).

               (g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including without limitation, Section 2(i) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of
Section 2(i) in order to effect a sale, transfer or assignment of Securities to such pledge. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

               (h) Disclosure of Transactions and Other Material Information. On the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the Indenture, the form of the Notes, the form of Additional Investment Right and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K FILING"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as, in the reasonable judgment of the Company or its counsel, is required by applicable law or regulations or applicable stock exchange rules (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or the applicable stock exchange, without the prior written consent of such Buyer, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or similar disclosure as required in future SEC filings or (ii) as required by applicable law or regulations or applicable stock exchange rules or any order of any court or other governmental agency, in which case the Company shall use its reasonable best efforts to provide such Buyer with prior notice of such disclosure.

               (i) Additional Notes; Variable Securities. For so long as any Notes or Additional Investment Rights remain outstanding, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Additional Investment Rights remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible.

               (j) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of pre-emptive rights, after the Closing Date, a number of shares of Common Stock sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Shares upon conversion of all of the Notes (including the Additional Notes, if issued).

               (k) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

               (l) Additional Issuances of Securities.

                        (i) For purposes of this Section 4(l), the following definitions shall apply.

                                (1) "CONVERTIBLE SECURITIES" means any stock or
securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                                (2) "OPTIONS" means any rights, warrants or
options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                                (3) "COMMON STOCK EQUIVALENTS" means,
collectively, Options and Convertible Securities.

                        (ii) From the date hereof until the date that is 120 days following the Closing Date (the "TRIGGER DATE"), the Company hereby agrees that, it will not, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, and (iii) except as provided in Schedule 3(t), file with the SEC a registration statement under the 1933 Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable or exercisable for, any shares of its Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement or the issuance of the Conversion Shares, (B) the grant by the Company of employee, director or consultant stock options, (C) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph, and (D) the filing of any registration statement in respect of the Notes or the Conversion Shares. In addition, except as provided in
Schedule 3(t), the Company agrees to obtain lock-up agreements with each of its executive officers and directors in substantially the form attached hereto as
Exhibit I.

               (m) Sales by Officers and Directors. From the date hereof until the Trigger Date, the Company shall not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to sell any Common Stock pursuant to a contract, instruction or plan in accordance with Rule 10b5-1 of the 1934 Act.

               (n) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

               (o) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (p) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities or the Conversion Shares in a manner which would require the registration under the 1933 Act of the Securities or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Securities contemplated hereby.

               (q) Qualification Under Trust Indenture Act. Prior to any registration of the Notes or the Conversion Shares pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall qualify the Indenture under the 1939 Act and to enter into any necessary supplemental indentures in connection therewith.

               (r) PORTAL. If requested in writing by the Holders not representing less than a majority of the aggregate principal amount of the then outstanding Securities, the Company will use its commercially reasonable efforts to cause the Securities to be eligible for trading on PORTAL.

               (s) Sales by Buyers. Each Buyer will offer the Securities for resale only upon the terms and conditions set forth in the Transaction Documents or as otherwise permitted by applicable law or regulation and, if required, pursuant to prospectus delivery requirements. Each Buyer will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by such Buyer to be a QIB or (B) persons reasonably believed by such Buyer to be an Accredited Investor or (C) persons reasonably believed by such Buyer to be non-U.S. persons referred to in Regulation S under the 1933 Act, and in connection with each such sale, it will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A, Regulation D or Regulation S, as applicable.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

               The obligation of the Company hereunder to issue and sell the Notes and the related Additional Investment Rights to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

               (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

               (b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Notes and the Additional Investment Rights being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

               (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         6. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

               The obligation of each Buyer hereunder to purchase the Notes and Additional Investment Rights at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

               (a) The Company shall have executed and delivered to such Buyer
(i) each of the Transaction Documents, (ii) the Initial Notes (for the account of such Buyer as such Buyer shall instruct) being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) the

Additional Investment Rights (in such amounts up to the maximum amount purchasable as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

               (b) Such Buyer shall have received the opinions of Marc N. Bell, Vice President, General Counsel and Secretary to the Company and of McDermott Will & Emery LLP, the Company's outside counsel, each dated as of the Closing Date, in substantially the form of Exhibits F-1 and F-2, respectively, attached hereto.

               (c) The Buyers shall have purchased Initial Notes in the aggregate principal amount of $65,500,000.

               (d) The Company shall have delivered to such Buyer lock-up agreements with each of the Company's executive officers and directors in substantially the form attached hereto as Exhibit I, except as provided in
Schedule 3(t).

               (e) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in the Company's jurisdiction of formation issued by the Secretary of State of such jurisdiction, as of a date within ten (10) days of the Closing Date.

               (f) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company's ownership of property or the nature of the business conducted by the Company makes such qualification necessary, as of a date within ten (10) days of the Closing Date.

               (g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary or Assistant Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit G.

               (h) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants and agreements required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by an executive officer of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit H.

               (i) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (1) in writing by the SEC or the Principal Market or (2) by falling below the minimum listing maintenance requirements of the Principal Market.

               (j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities by the Company hereunder.

               (k) The Securities shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.

               (l) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public notice have been given of (i) any intended downgrading or
(ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

               (m) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

         7. TERMINATION.

               In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

         8. MISCELLANEOUS.

               (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

               (b) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

               (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               (d) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

               (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Additional Investment Rights, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

               (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                       If to the Company:

                               Vector Group Ltd.
                               100 S.E. Second Street, 32nd Floor
                               Miami, Florida  33131
                               Telephone:  (305) 579-8000
                               Facsimile:  (305) 579-8009
                               Attention:  Richard J. Lampen

                               With a copy (for informational purposes only) to:

                               McDermott Will & Emery LLP
                               2049 Century Park East, 34th Floor
                               Los Angeles, California  90067
                               Telephone:  (310) 284-6110
                               Facsimile:  (310) 277-4730
                               Attention:  Mark J. Mihanovic, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

         with a copy (for informational purposes only) to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Telephone:        (212) 756-2000
                  Facsimile:        (212) 593-5955
                  Attention:        Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

               (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Additional Investment Rights. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Initial Notes issued and issuable hereunder. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

               (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

               (i) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

               (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), actually incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery or performance by the Company of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided that the Company shall not be required to indemnify any of the

Indemnitees to the extent Indemnified Liabilities arise or result from a material misrepresentation or material breach of any representation or warranty made by such Indemnitee contained in the Transaction Documents, or a material breach of any covenant, agreement or obligation by such Indemnitee contained in the Transaction Documents, or the gross negligence, willful misconduct, or bad faith of such Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(k) shall be the same as those set forth in
Section 6 of the Registration Rights Agreement.

               (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each party recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. Each party hereto therefore agrees that the other parties shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

               (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents and such payment or payments are subsequently declared to be fraudulent or preferential and set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

               (o) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                    COMPANY:

                                    VECTOR GROUP LTD.



                                    By:
                                       -----------------------------------------
                                       Name:  Richard J. Lampen
                                       Title: Executive Vice President





                [Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                     BUYERS:

                                     HIGHBRIDGE INTERNATIONAL LLC

                                     By:  HIGHBRIDGE CAPITAL MANAGEMENT, LLC



                                     By: /s/ Adam J. Chill
                                         ---------------------------------------
                                         Name:  Adam J. Chill
                                         Title: Managing Director


                [Signature Page to Securities Purchase Agreement]

         IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                      JEFFERIES PARAGON MASTER FUND, LTD.


                                      By:  JEFFERIES ASSET
                                           MANAGEMENT, LLC, as Manager



                                      By: /s/ Joseph Schenk
                                         ---------------------------------------
                                         Name:  Joseph Schenk
                                         Title: Executive Vice President





                [Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                  BASSO CAPITAL


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:






                [Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                  CAMDEN ASSET MANAGEMENT


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:





                [Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                  EBF & ASSOCIATES, LP


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                [Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                  CANYON PARTNERS INC.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:




                [Signature Page to Securities Purchase Agreement]

               IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                  HAMILTON INVESTMENT ADVISERS





                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:




                [Signature Page to Securities Purchase Agreement]

                                    EXHIBITS


Exhibit A         Indenture
Exhibit B         Form of Initial Notes
Exhibit C         Form of Additional Investment Rights
Exhibit D         Form of Additional Notes
Exhibit E         Registration Rights Agreement
Exhibit F         Form of Outside Company Counsel Opinion
Exhibit G         Form of Secretary's Certificate
Exhibit H         Form of Officer's Certificate
Exhibit I         Form of Lock-Up Agreement




                                    SCHEDULES


Schedule 3(a)              Subsidiaries
Schedule 3(n)              Absence of Certain Changes
Schedule 3(t)              Transactions with Affiliates
Schedule 3(u)              Capitalization
Schedule 3(v)              Indebtedness and Other Contracts
Schedule 3(w)              Litigation
Schedule 3(z)              Title
Schedule 3(cc)             Tax Status